Exhibit 10.1

RING ENERGY, INC.

RESTRICTED STOCK UNIT INDUCEMENT AWARD AGREEMENT

This Restricted Stock Unit Inducement Award Agreement (this “Agreement”) is effective as of March [•], 2026 (the “Grant Date”), by and between Ring Energy, Inc., a Nevada corporation (the “Company”), and Sundip S. Johl (the “Participant”).
WHEREAS, the grant of Restricted Stock Units (each individually, a “Unit” and collectively, the “Units”) in Section 1 is intended to qualify as an employment inducement grant under Section 711(a) of the NYSE American Company Guide; and
WHEREAS, the Units are being granted outside of the Ring Energy, Inc. 2021 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”); provided, however, the Award will be governed in all respects as if issued under the Plan, which is incorporated by reference herein. Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan;
NOW, THEREFORE, in consideration of the promises and subject to the terms and conditions set forth herein, the parties hereto agree as follows:
1.Grant of Restricted Stock Units. Although the Award is being granted outside of the Plan, the terms and conditions of Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. The Company hereby grants to the Participant an award (the “Award”) of (a) [•] Units and (b) with respect to each Unit a contingent right to receive an amount of cash equal to the cash distributions, if any, made by the Company with respect to one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), with a record date after the Grant Date and prior to the date the applicable Unit is settled, forfeited or otherwise expires (“Cash Dividend Right”). Each Cash Dividend Right entitles the Participant to receive the equivalent value of any such cash distribution paid on a single share of Common Stock. The Company will establish a separate bookkeeping account (a “Cash Dividend Account”) for each Unit and credit the Cash Dividend Account (without interest) on the applicable dividend payment date with the equivalent amount of any such cash distribution made. Except as may be explicitly provided otherwise, any reference in this Agreement to the Award shall be deemed to refer to the Units and Cash Dividend Right provided herein.
2.Vesting.
(a)General. Subject to the provisions set forth herein, the Units shall vest ratably on an annual basis over a three-year period beginning on the first anniversary of the Grant Date (each such date, a “Vesting Date”), subject to the continued employment of the Participant with the Company or its Affiliates or service as a director of the Company from the Grant Date through each Vesting Date and any other terms and conditions of the Plan and this Agreement (including with respect to a Change in Control). Each Unit held by the Participant will entitle the Participant to receive one share of Common Stock, upon the applicable Vesting Date of each such Unit. Prior to the issuance of Common Stock upon the settlement of a Unit, the Participant will have no ownership interest in the Common Stock represented by such Unit and the Participant will have no right to vote or exercise proxies with respect to the Common Stock represented by such Unit. Except as set forth in Section 1 above, the Participant will not receive any dividends or be entitled to any dividend equivalents on or with respect to the Units. No stock certificates will be issued as of the Grant Date and the Units will be subject to forfeiture and other restrictions as set forth below. Cash Dividend Rights (including any Cash Dividend Account balance) will vest or be forfeited, as applicable, upon the applicable Vesting Date or forfeiture event of the Unit with respect to which the Cash Dividend Right (including the Cash Dividend Account) relates.
(b)Continuous Service; Forfeiture on Separation From Service. Units scheduled to vest on a Vesting Date will vest only if the Participant remains in continued service as an employee or as a director of the Company through such Vesting Date. If the Participant’s continued service with the Company and its Affiliates terminates, such that the Participant is no longer serving the Company or any of its subsidiaries as an employee or as a director (a “Separation From Service”), any unvested Units will be immediately forfeited. However, the Administrator may, in its sole discretion, vest any unvested Units upon a Separation From Service, provided the Award or such vesting is not deemed a “deferral of compensation” pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder. The Participant will receive no payment for unvested forfeited Units or Cash Dividend Rights. The term “Separation From Service” shall have the same meaning as attributed to it under Section 409A of the Code.
(c)Change of Control Event. Notwithstanding Section 2(b) above, upon a Change in Control, all Units shall be subject to Section 12 of the Plan.
3.Settlement.
(a)Subject to the terms and conditions of this Agreement, within ninety (90) days following each Vesting Date, except in no event later than March 15th of the calendar year following the calendar year in which vesting occurs (which payment schedule is intended to comply with the “short-term deferral” and/or “specified payment date” exemptions from the application of Section 409A of the Code), the Company will issue one share of Common Stock for each Unit which vested on such Vesting Date in a book-entry account in the name of the Participant with the Company’s transfer agent and pay in cash any applicable Cash Dividend Rights for such settled Units.
(b)In the event a portion or all of the Units granted herein are deemed to provide for the “deferral of compensation” pursuant to Section 409A of the Code and the Treasury Regulations promulgated thereunder (together, “Section 409A”), and the Participant is a “Specified Employee” (as such term is defined in Treasury Regulation Section 1.409A-1(i)) as of the date of the Participant’s Separation From Service from the Company, any shares of Common Stock and corresponding Cash Dividend Rights (including any Cash Dividend Account balance) due to the Participant due to the vesting of Units which have yet to be issued to the Participant as of the Participant’s Separation From Service (together, the “Withheld Common Stock”) may not be issued or paid to the Participant before the date which is six (6) months after the Participant’s Separation From Service or the date of the Participant’s death, if earlier. Any Withheld Common Stock will be accumulated and issued or paid to the Participant on the earlier of the first day of the seventh month following the Participant’s Separation From Service or the Participant’s death. This Section 3(b) is intended to comply with Treasury Regulation Section 1.409A-3(i)(2) and will be interpreted in compliance therewith.
4.Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of the outstanding Units.
5.Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally or sent by nationally recognized overnight courier service. Any notice or other communication shall be deemed given on the date of delivery, or on the date one (1) business day after it shall have been given to a nationally-recognized overnight courier service. All such notices or communications shall be delivered at the addresses indicated below:
To the Company:
Ring Energy, Inc.
1725 Hughes Landing Blvd., Suite 900
The Woodlands, Texas 77380
Attention: General Counsel

To the Participant:
(a)

(b)at the address as it appears in the Company’s books and records or at such other place as the Participant shall have designated by notice as herein provided to the Company.
6.Taxes.
(a)Tax Liability. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Common Stock. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.
(b)Payment of Withholding Taxes. In the event required by federal, state or local law, the Company will have the right and is hereby authorized to withhold, and/or to require the Participant to pay upon the occurrence of an event triggering the requirement, any applicable withholding taxes in respect of the Award, whether upon its grant, vesting, settlement, and/or otherwise, and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes. The Company may, in its sole discretion, and subject to compliance with all applicable laws as set forth in Section 13 hereof, permit the Participant to satisfy such tax withholding obligation, in whole or in part, without limitation, by: (i) causing the Participant to tender a cash payment; (ii) permitting the Participant to enter into a “same-day-sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant shall irrevocably elect to sell a portion of any shares of Common Stock to be delivered upon settlement in an amount necessary to satisfy the withholding taxes and the FINRA Dealer irrevocably commits to forward the proceeds directly to the Company; (iii) withholding otherwise then deliverable shares of Common Stock or Cash Dividend Rights having a fair market value not to exceed the maximum statutory withholding amount permissible in the applicable jurisdictions; (iv) causing the Participant to surrender Common Stock which (A) in the case of Common Stock initially acquired pursuant to an Award or otherwise, has been owned by the Participant for any applicable holding period, and (B) has a fair market value on the date of surrender equal to the amount required to be withheld; or (v) through any other lawful manner. The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding.
(c)THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED HIM OR HER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH HE OR SHE MAY RESIDE.
7.Transfer Restrictions. The Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution or as otherwise permitted by the Administrator) and may not be subject to lien, garnishment, attachment or other legal process.
8.Incorporation of the Plan and Clawback. The Plan is hereby incorporated by reference into, and made a part of, this Agreement, and the Award and this Agreement shall be subject to all terms and conditions of the Plan including policies incorporated by reference therein, such as any compensation recovery and/or recoupment policies adopted by the Company in compliance with applicable law, applicable securities exchange listing standards or good corporate governance practices. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.
9.Successors. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its Affiliates, and their respective successors and assigns and the Participant and the Participant’s heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Participant the right to transfer any of the Units, except in accordance with this Agreement and any transferee shall hold the Units having only those rights, and being subject to the restrictions, provided for in this Agreement.

10.Rights as a Stockholder. Upon and following settlement of the Units, the Participant shall be the record owner of the shares of Common Stock delivered to the Participant on the date of settlement unless and until such shares of Common Stock are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights). Prior to settlement of the Units, the Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the Award.
11.No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or its Affiliates. The obligations of the Company and the Participant under this Agreement which by their nature may require either partial or total performance after the Participant’s service with the Company and its Affiliates is terminated, shall survive such termination of service.
12.Compliance with Code Section 409A. It is the intention of the Company and the Participant that the payments, benefits and rights to which the Participant could be entitled pursuant to this Agreement comply with or be exempt from Section 409A (to the extent that the requirements of Section 409A are applicable thereto), after application of all available exemptions (including without limitation the short-term deferral rule, the involuntary separation pay plan exception, or the specified payment date rule). The provisions of this Agreement shall be construed in a manner consistent with that intention. If any provision of this Agreement contravenes Section 409A, or would cause Participant to incur any additional tax, interest or penalty under Section 409A, the Company and Participant agree in good faith to reform this Agreement to comply with Section 409A, or to take such other actions as the Company and the Participant deem necessary or appropriate, to maintain, to the maximum extent practicable, without violating the provisions of Section 409A, the original intent and economic benefit to the Participant and the Company of the applicable provision; provided that the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. Any provision required for compliance with Section 409A that is omitted from this Agreement shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed a part of this Agreement to the same extent as though expressly set forth herein. Notwithstanding anything to the contrary, the Company makes no representation with respect to the tax treatment of the payments and/or benefits provided under this Agreement, and in no event will Company be liable for, pay or reimburse any additional tax, interest or penalties that may be imposed on the Participant under Section 409A. If required to comply with Section 409A (but only to the extent so required), a termination of employment shall not be deemed to have occurred for purposes of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Section 409A (excluding death) and, for purposes of any provision of this Agreement, references to “termination of employment,” “separation from employment,” “termination,” or like terms shall mean “Separation from Service” (excluding death).
13.Compliance with Laws and Regulations.
(a)If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), the Participant may not sell any shares of Common Stock received upon settlement of the Units unless in compliance with Rule 144. Further, the Participant’s subsequent sale of any shares of Common Stock received upon the settlement of Units will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws. The Participant acknowledges and agrees that, prior to the sale of any shares of Common Stock acquired hereunder, it is the Participant’s responsibility to determine whether or not such sale of Common Stock will subject the Participant to liability under insider trading rules or other applicable federal securities laws.
(b)The Units and the obligation of the Company to deliver shares of Common Stock hereunder will be subject in all respects to (i) all applicable federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Administrator may, in its discretion, determine to be necessary or applicable. Moreover, the Company will not issue any shares of Common Stock to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company will not be required to issue any shares of Common Stock to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
14.Administrator Authority. It is expressly understood that the Administrator is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Administrator may accelerate any Vesting Date set forth in Section 2 hereof or otherwise adjust any of the terms of the Units in accordance with, and subject to the Plan. The Administrator may amend the terms of this Agreement prospectively or retroactively at any time in accordance with, and subject to, the Plan.
15.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.
16.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in this Agreement or the Plan by electronic means or to request the Participant’s consent to participate in this Agreement or the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in this Agreement and the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
17.Data Protection. By accepting the Award the Participant agrees and consents: (a) to the collection, use, processing and transfer by the Company of certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, other employee information, details of the Units and Cash Dividend Rights granted to the Participant, and of shares of Common Stock issued or transferred to the Participant pursuant to this Agreement (“Data”); (b) to the Company transferring Data to any affiliate of the Company for the purposes of implementing, administering and managing this Agreement; (c) to the use of such Data by any person for such purposes; and (d) to the transfer to and retention of such Data by third parties in connection with such purposes.
18.Miscellaneous.
(a)General Assets. Amounts credited to the Participant’s Cash Dividend Account under this Agreement, if any, shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Cash Dividend Account shall make the Participant only a general, unsecured creditor of the Company.
(b)Amendments. This Agreement may not be modified or amended except by a written agreement signed by the Company and the Participant. All modifications of or amendments to this Agreement must either (i) comply with Section 409A or (ii) not cause the Award to be subject to Section 409A if the Award is not already subject to Section 409A.
(c)No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Participant shall be valid and binding upon any and all persons or entities (other than the Company and its Affiliates) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Units.

(d)Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.
(e)Entire Agreement. As of the date hereof, this Agreement shall supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, which have been made by either party or any Affiliate thereof.
(f)Attorneys’ Fees. Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and court costs incurred by reason of such litigation.
(g)Headings; Construction. The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply. Words herein of any gender are deemed to include each other gender.
(h)Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, manually or electronically, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.
(i)Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the law that might be applied under principles of conflict of laws.
[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

RING ENERGY, INC.

By:
Name: Paul D. McKinney
Title: Chairman of the Board and Chief Executive Officer
PARTICIPANT

Name: Sundip S. Johl